EXHIBIT 10.3

ACTION BY WRITTEN CONSENT

OF DIRECTORS

(Nevada Revised Statutes 78.315(2))

OF

QUANTA, INC.

A Nevada Corporation

The undersigned Directors of Quanta, Inc., a Nevada Corporation (the “Company”) pursuant to the Nevada Revised Statutes, hereby consent to the following actions of the Corporation as of the date set forth below:

1.	APPOINTMENT OF PHIL SANDS AS CEO

RESOLVED: That pursuant to the Company’s Transition to a Holding Company, Phil Sands was previously appointed as a member of the Company’s Board of Directors. Mr. Sands is hereby also appointed as the Company’s Chief Executive Officer, with such appointment as CEO to be effective ten days following the mailing of a Schedule 14F Information Statement to the Company’s Shareholders.

2.	RESIGNATION OF ERIC RICE FROM ALL OFFICER AND DIRECTOR POSITIONS

RESOLVED: That pursuant to the closing of the Company’s Transition to a Holding Company, and following the appointment of Mr. Sands as CEO, the Company has today received and hereby accepts the attached resignation letter of Eric Rice from all officer and director positions with the Company, to be effective ten days following the mailing of the Schedule 14F Information Statement to the Company’s Shareholders.

3.	OMNIBUS RESOLUTION

RESOLVED FURTHER, that the officers of the Company, and each of them, and such persons appointed to act on their behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Company and on its behalf, to execute any additional certificates (including any officer’s certificates), agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions.

Dated: November 13, 2020

/s/ Eric Rice	/s/ Phil Sands
Eric Rice, Director	Phil Sands, Director

November 13, 2020

To the Board of Directors of Quanta, Inc.

As Phil Sands was today appointed by the Board of Directors of Quanta, Inc. (the “Company”) as Chief Executive Officer, (which appointment shall become effective ten days following the mailing of the Schedule 14F to the Company’s Shareholders) I, Eric Rice, hereby resign from all officer and director positions with the Company (which shall become effective ten days following the mailing of the Schedule 14F to the Company’s Shareholders), leaving Phil Sands as the Company’s sole officer and director.

My resignation therefrom was a condition of the Company’s Transition to a Holding Company, and is not due to any disagreement with the Company or its Board of Directors.

Sincerely,

/s/ Eric Rice
Eric Rice
Eric Rice – President & CEO